Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 13, 2024, with respect to the consolidated financial statements of Auna S.A. and subsidiaries, incorporated herein by reference.

/s/ Emmerich, Córdova y Asociados S. Civil de R.L.

Emmerich, Córdova y Asociados S. Civil de R.L.

Lima, Peru

July 5, 2024